EXHIBIT 10.5

                       ENVIRONMENTAL ELEMENTS CORPORATION
                         SUPPLEMENTAL PENSION AGREEMENT

        THIS AGREEMENT is made this 1st day of March, 1995, by and between Environmental Elements Corporation ("Corporation") and Richard E. Hug ("Executive").

        WHEREAS, the Executive performed valuable services for the Corporation and the Corporation desires to provide the Executive with certain supplemental retirement benefits to replace a benefit shortfall under the Retirement Plan of Environmental Elements Corporation ("Retirement Plan") that will occur as a result of benefit limitations imposed by changes in the law, the imposition of salary caps under the Retirement Plan and changes in the benefit formula under the Retirement Plan.

        NOW, THEREFORE, in consideration of the premises and of the mutual covenants and undertakings hereinafter set forth, and other good and valuable consideration, receipt of which is hereby acknowledged, the Corporation and the Executive hereby agree as follows:

        1. Recitals. The foregoing recitals are made a part of this Agreement.

        2. Supplemental Pension Payment. Commencing March 1995, the Corporation shall pay the amount of $909.35 per month as a supplemental pension payment to the Executive for the remainder of the Executive's life and continuing after his death in the same amount to his wife, Lois-Ann S. Hug, for the remainder of her life. In the event that Lois-Ann S. Hug predeceases the Executive, such supplemental pension payments shall cease upon the death of the Executive. Each monthly supplemental pension payment shall be paid on or before the first day of each calendar month to which the payment is attributable.

        3. Corporation's Obligations To Be Unsecured. The Corporation and the Executive understand and agree that the Corporation's obligations under this Agreement shall not be secured in any manner. The Corporation shall not be required to reserve or otherwise set aside, physically or legally, any funds for the payment of its obligations hereunder. Neither the Executive, nor Lois-Ann S. Hug, nor any other person shall be deemed to have any property interest, legal or equitable, in any specific asset of the Corporation as a result of entering into this Agreement and, to the extent that any person acquires any rights to receive payments under the provisions of this Agreement, such rights shall be no greater than, nor shall they have any preference or priority over, the rights of any unsecured creditor of the Corporation.

        4. Other Plans. Nothing in this Agreement shall be construed to affect the rights of the Executive, his surviving spouse, other beneficiaries, or his estate to receive


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any retirement or death benefits  under any pension, insurance,  other deferred compensation, or other retirement plans of the Corporation.

        5. Non-Alienation Provision. Neither the Executive nor any other person or persons who may become entitled to payment of any amount under this Agreement shall have any right to anticipate, commute, pledge, encumber, alienate, sell, transfer, assign or otherwise dispose of the right to receive payments hereunder, all of which payments and the rights thereto are expressly hereby declared to be non-assignable and not subject to the debts, contracts, liabilities, engagements or torts of the Executive or such persons.

        6. Withholding of Taxes. The Corporation shall have the right to withhold from all amounts payable pursuant to this Agreement any federal, state or local taxes of any kind required by law to be withheld.

        7. Amendments. This Agreement shall not be amended nor modified otherwise than by a written agreement executed by the parties hereto or their respective successors, assigns and legal representatives.

        8. Binding Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective heirs, legatees, beneficiaries, personal representatives and other legal representatives, successors and assigns.

        9. Controlling Law. This Agreement shall be construed according to the laws of the State of Maryland, other than the conflict of laws principles thereof.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal as of the day and year first above written.


ATTEST:                               ENVIRONMENTAL ELEMENTS CORPORATION


/s/ Lisa A. Morris                    By: /s/ F. Bradford Smith
- - ------------------------------            -----------------------------(SEAL)
Lisa A. Morris                        F. Bradford Smith
                                      President and Chief Executive Officer


WITNESS:



/s/ Karen Brown                       /s/ Richard E. Hug
- - ------------------------------        ---------------------------------(SEAL)
Karen Brown                           Richard E. Hug